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                                                                    EXHIBIT 10.9

                                                               EXECUTION VERSION

                                 AMENDMENT NO. 3

                         TO MASTER REPURCHASE AGREEMENT

                  Amendment No. 3, dated as of October 30, 2002 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and CRESLEIGH FINANCIAL SERVICES LLC (the "Seller").

                                    RECITALS

                  The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 1, 2002, as amended by Amendment No. 1, dated as of May 30, 2002 and Amendment No. 2, dated as of September 29, 2002 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

                  The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

                  Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

                  SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended as follows:

                  (a) by deleting the definition of "Market Value" in its entirety and replacing it with the following language:

                  "Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer (and, to the extent that such reduction causes a Margin Call pursuant to Section 6(a), such reduction shall be communicated to Seller) if:

                           (i) a material breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan which adversely affects its collectibility or Market Value has occurred and is continuing;

                           (ii)     such Purchased Mortgage Loan is a
                  Non-Performing Mortgage Loan;

                           (iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-




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                  out Investor pursuant to a Bailee Letter) for a period in
                  excess of ten (10) calendar days;

                           (iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

                           (v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than 90 days;

                           (vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan, for which the Mortgage File has not been delivered to the Custodian on or prior to the seventh Business Day after the related Purchase Date;

                           (vii) when the Mortgage Loan is a Second Lien Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $7.5 million;

                           (viii) when the Mortgage Loan is a Sub-Prime Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $49.5 million; or

                           (ix) during the first five (5) Business Days and the last three (3) Business Days of each calendar month, when the Mortgage Loan is a Wet-Ink Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 40% of the Maximum Aggregate Cash Purchase Price.

                           (x) other than during the first five (5) Business Days and the last three (3) Business Days of each calendar month, when the Mortgage Loan is a Wet-Ink Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Cash Purchase Price.

                  (b) By deleting the definition of "Maximum Aggregate Cash Purchase Price" in its entirety and replacing it with the following language:

                  "Maximum Aggregate Cash Purchase Price" means SEVENTY FIVE MILLION DOLLARS ($75,000,000).

                  SECTION 2. Conditions Precedent. This Amendment shall become effective on October 30, 2002 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

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                  2.1 Delivered Documents. On the Amendment Effective Date, the
Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

                  (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and the Seller;

                  (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

                  SECTION 3. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in
Section 13 of the Repurchase Agreement.

                  SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                  SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer: CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

                                By: /s/ Jeffrey A. Detwiler
                                    --------------------------------------------
                                    Name: Jeffrey A. Detwiler
                                    Title: Managing Director

Seller:                         CRESLEIGH FINANCIAL SERVICES LLC
                                as Seller

                                By: /s/ Craig L. Royal
                                    --------------------------------------------
                                    Name: Craig L. Royal
                                    Title: Chief Financial Officer

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